195 Church Street
New Haven, CT 06510
www.newalliancebank.com
PRESS RELEASE

Contact:
Brian S. Arsenault
Executive Vice President
NewAlliance Bank
203 789 2733

Record Earnings at NewAlliance;
Company Increases Dividend 10%

New Haven, Connecticut, July 26, 2005 - NewAlliance Bancshares, Inc. (NYSE: NAL) today announced record quarterly earnings of $14.5 million, or 14 cents per diluted share, for the second quarter ended June 30, 2005, as compared to a loss of $17.6 million, or 17 cents per diluted share, in the second quarter of last year, primarily as a result of a $40 million contribution to the NewAlliance Foundation and merger and acquisition costs. On a pro forma basis, excluding Foundation and merger and acquisition costs, earnings were 15 percent higher than the same quarter a year ago when pro forma earnings were $12.9 million, or 12 cents per diluted share, as compared to operating earnings of $14.8 million for the second quarter of 2005.

“We believe we are gaining solid business momentum in our second year as a public company,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer.

The Company also announced that its Board of Directors voted today to increase the Company’s quarterly dividend by 10%, from 5 cents to 5.5 cents per share. The dividend will be paid on August 15, 2005 to shareholders of record on August 5, 2005.

“We want to continue to return approximately 40 percent of earnings to shareholders in the form of dividends,” Ms. Patterson said of the dividend increase. “A share repurchase program is expected to commence in the third quarter to further enhance shareholder value.”

SEC rules prohibit NewAlliance from initiating a repurchase program until the shareholders of Cornerstone Bancorp, Inc. have voted on the pending merger with NewAlliance. The Cornerstone acquisition was announced in April, 2005. The shareholder vote is scheduled at the Annual Meeting of Cornerstone shareholders on August 10, 2005. The NewAlliance Board of Directors previously approved a repurchase program of up to 10% of its outstanding shares.

“A major feature of the quarter was that loans increased over the previous quarter not only on an overall basis but in every category,” Ms. Patterson noted. Total loans were $3.20 billion at the end of the second quarter as compared to $3.15 billion at the end of the first quarter.

Further details of the earnings for the second quarter ended June 30, 2005 follow:

Return on average assets at NewAlliance increased to 0.89% for the second quarter, up from 0.86% in the previous quarter.

Net interest income for the quarter ended June 30, 2005 was $44.5 million, up from $41.1 million for the same quarter a year ago and from $44.2 million for the previous quarter. Noninterest income, principally fee income, was $11.1 million for the second quarter, down from $11.4 million for the same quarter a year ago but up 13% from $9.8 million for the previous quarter.

The Company’s net interest margin for the second quarter ended June 30, 2005 was 3.07%, up from 2.90% for the same quarter a year ago but down from 3.15% for the previous quarter.

Noninterest expense rose 1.66% from the previous quarter, from $33.5 million to $34.0 million. The Company’s efficiency ratio for the second quarter was 61.1%, improved from 61.7% for the previous quarter. Excluding merger and conversion costs, the Company’s efficiency ratio was just above 60%.

Total deposits at NewAlliance were $3.77 billion at June 30, 2005, up from $3.70 billion at the end of 2004 and from $3.75 billion at the end of the previous quarter. Demand deposits and time deposits increased over both year-end 2004 and the previous quarter.

Strong asset quality numbers continued at NewAlliance. Nonperforming loans to total loans dropped to 0.29% at June 30, 2005, down from 0.43% at June 30, 2004 and 0.33% at March 31, 2005. Nonperforming assets to total assets declined to 0.14% at June 30, 2005 from 0.22% at June 30, 2004 and from 0.16% at March 31, 2005.

The book value per share of NewAlliance was $12.54 at June 30, 2005 as compared to $12.22 at June 30, 2004 and $12.37 at March 31, 2005. Tangible book value per share was $8.44 at June 30, 2005 as compared to $7.90 at June 30, 2004 and $8.24 at March 31, 2005.

On July 1, NewAlliance completed the acquisition of Trust Company of Connecticut, strengthening its wealth management business. Retaining the name Trust Company of Connecticut, NewAlliance now has $1.12 billion of assets under management.

At June 30, 2005, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $6.59 billion in assets and NewAlliance Bank operated 64 banking offices. In addition to offering a full range of consumer and commercial banking products and services, NewAlliance Bank also provides trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com.

Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

A webcast and conference call to discuss second quarter results will be held on Wednesday, July 27, 2005 at 10 a.m. Eastern Daylight Savings Time.

This call is being webcast by CCBN and can be accessed in the Investor Relations area of the Company’s website at www.newalliancebank.com. Individuals can dial in to the call at 1-800-561-2601, passcode 36999953. The international dial-in number is 1-617-614-3518.
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A replay of the webcast and call will be available at around noon on July 27, until August 9.  To access the replay, dial 1-888-286-8010, passcode 74187722, or for international access, 1-617-801-6888.

Note: This news release contains financial information other than that provided by accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management believes these nonGAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities as well as the establishment of a foundation, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. In the case of the establishment of the foundation, the cost is nonrecurring. These nonGAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to nonGAAP performance measures that may be presented by other companies.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results may also differ based on the Company’s ability to successfully maintain and integrate customers from announced acquisitions. The Company intends any forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of which such statements were made.

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NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	June 30,	March 31,	December 31,
(In thousands, except share data)	2005	2005	2004
Assets
Cash and due from banks, noninterest bearing	$117,493	$121,560	$101,099
Short-term investments	50,998	75,798	100,000
Investment securities available for sale	2,544,099	2,511,071	2,282,701
Investment securities held to maturity	58,358	3,625	1,000
Loans held for sale	3,148	2,453	501
Loans:
Residential real estate	1,606,655	1,575,322	1,576,114
Commercial real estate	743,808	731,114	731,241
Commercial business	322,546	319,153	325,835
Consumer	527,866	519,629	511,467
Total loans	3,200,875	3,145,218	3,144,657
Less allowance for loan losses	(36,181)	(36,679)	(36,163)
Total loans, net	3,164,694	3,108,539	3,108,494
Premises and equipment, net	53,585	54,267	53,704
Cash surrender value of bank owned life insurance	56,120	55,521	54,965
Goodwill	418,481	418,540	417,307
Identifiable intangible assets	50,032	52,696	56,003
Other assets	77,257	86,915	88,364
Total assets	$6,594,265	$6,490,985	$6,264,138
Liabilities
Deposits:
Regular savings	$882,343	$902,777	$942,363
Money market	755,955	800,330	806,035
NOW	342,413	344,767	345,539
Demand	450,911	430,128	448,670
Time	1,338,614	1,270,639	1,159,405
Total deposits	3,770,236	3,748,641	3,702,012
Borrowings:
Federal Home Loan Bank advances	1,110,224	1,053,297	860,009
Repurchase agreements	183,247	197,726	194,972
Junior subordinated debentures	7,909	7,955	8,005
Other borrowings	1,774	1,803	1,830
Other liabilities	88,953	69,979	80,938
Total liabilities	5,162,343	5,079,401	4,847,766

Stockholders' equity	1,431,922	1,411,584	1,416,372

Total liabilities and stockholders' equity	$6,594,265	$6,490,985	$6,264,138

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
(In thousands, except share data)	2005	2004	2005	2004

Interest and dividend income	$68,583	$58,015	$133,237	$85,073
Interest expense	24,085	16,955	44,536	24,972

Net interest income before provision for loan losses	44,498	41,060	88,701	60,101
Provision for loan losses	-	-	-	300
Net interest income after provision for loan losses	44,498	41,060	88,701	59,801

Non-interest income
Depositor service charges	5,790	5,989	10,775	7,789
Loan and servicing income	1,089	1,328	1,908	1,420
Trust fees	710	679	1,275	1,230
Investment and insurance fees	1,574	1,841	3,374	2,496
Bank owned life insurance	606	632	1,197	632
Rent	821	776	1,586	1,534
Net (loss) gain on limited partnerships	(22)	14	(43)	14
Net securities gains	4	4	12	40
Other	565	166	891	250
Total non-interest income	11,137	11,429	20,975	15,405

Non-interest expense
Salaries and employee benefits	17,411	16,916	33,105	25,529
Occupancy	2,754	2,830	6,144	4,721
Furniture and fixtures	1,697	1,745	3,257	2,856
Outside services	4,614	3,903	9,288	6,201
Advertising, public relations, and sponsorships	1,473	874	2,534	1,247
Contribution to NewAlliance Foundation	-	40,040	-	40,040
Amortization of identifiable intangible assets	2,664	4,035	5,971	4,042
Conversion and merger related charges	410	6,886	890	10,850
Other	2,994	2,756	6,290	4,273
Total non-interest expense	34,017	79,985	67,479	99,759

Income (loss) before income taxes	21,618	(27,496)	42,197	(24,553)

Income tax provision (benefit)	7,108	(9,893)	13,992	(8,928)

Net income (loss)	$14,510	$(17,603)	$28,205	$(15,625)

Basic and diluted earnings (loss) per share	$0.14	$(0.17)	$0.26	n/a

Basic and diluted weighted average shares outstanding	106,933,079	105,998,532	106,902,106	n/a

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended June 30,
	2005	2004

Net interest income	$44,498	$41,060
Net income	$14,510	$(17,603)
Shares outstanding (end of period)	114,158,736	114,158,736
Weighted average shares outstanding:
Basic	106,933,079	105,998,532
Diluted	106,933,079	105,998,532
Earnings (loss) per share:
Basic	$0.14	$(0.17)
Diluted	$0.14	$(0.17)
Shareholders' equity (end of period)	$1,431,922	$1,402,453
Book value per share (end of period)	$12.54	$12.22
Tangible book value per share (end of period)	$8.44	$7.90

RATIOS & OTHER INFORMATION

Net interest margin (net interest income as a
% of average earnings assets)	3.07%	2.90%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.62%	2.60%
Return on average assets	0.89%	(1.11)%
Return on average equity	4.10%	(5.04)%

At period end:
Tier 1 leverage capital ratio	16.09%	15.85%
Tangible equity/tangible assets	15.73%	15.32%
Total risk based capital ratio	28.45%	27.87%

Nonperforming loans	$9,392	$14,134
Total nonperforming assets	$9,392	$14,185
Nonperforming loans as a % of total loans	0.29%	0.43%
Nonperforming assets as a % of total assets	0.14%	0.22%

Banking offices	64	74

FINANCIAL INFORMATION & RATIOS EXCLUDING CERTAIN ITEMS
(Non-GAAP Financial Information):

Noninterest income as a percent of
total income (1)	14.0%	16.5%
Merger and conversion costs on a net
of tax basis	$267	$4,476
Per share:	$-	$0.04
Noninterest expense (2)	$33,607	$33,059
Proforma return on average assets (3)	0.91%	0.82%
Proforma return on average tangible assets (3)	0.98%	0.88%
Proforma return on average equity (3)	4.17%	3.69%
Proforma return on average tangible equity (3)	6.24%	5.55%
Efficiency ratio (1)	61.08%	152.21%
Proforma efficiency ratio (1) (2)	60.34%	62.80%

(1) Excludes net securities gains and other real estate owned expenses.
(2) Excludes merger and conversion costs and foundation contribution.
(3) Excludes merger and conversion costs and foundation contribution, net of related tax benefits.

NewAlliance Bancshares, Inc.
Average Balance Sheets and Yield / Rate Analysis (Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30, 2005			June 30, 2004
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets:
Loans
Residential real estate	$1,577,806	$20,344	5.16%	$1,698,322	$21,522	5.07%
Commercial real estate	733,243	11,058	6.03	767,051	11,005	5.74
Commercial business	318,653	5,006	6.28	333,257	4,314	5.18
Consumer	523,279	7,012	5.36	475,408	5,212	4.39
Total Loans	3,152,981	43,420	5.51	3,274,038	42,053	5.14
Short-term investments	40,537	315	3.11	122,732	296	0.96
Investment securities	2,608,068	24,848	3.81	2,263,755	15,666	2.77
Total interest earning assets	5,801,586	$68,583	4.73%	5,660,525	$58,015	4.10%
Non-interest earning assets	699,594			669,560
Total assets	$6,501,180			$6,330,085

Interest-bearing liabilities:
Deposits:
Money market	$768,396	$3,599	1.87%	$770,455	$2,848	1.48%
NOW	335,598	148	0.18	506,974	224	0.18
Savings	895,778	1,066	0.48	1,021,002	1,286	0.50
Time	1,292,440	8,334	2.58	1,126,129	4,277	1.52
Total interest-bearing deposits	3,292,212	13,147	1.60	3,424,560	8,635	1.01
Repurchase agreements	189,607	1,008	2.13	187,440	387	0.83
FHLB advances and other borrowings	1,078,127	9,930	3.68	899,716	7,933	3.53
Total interest bearing liabilities	4,559,946	24,085	2.11%	4,511,716	16,955	1.50%
Non-interest-bearing demand deposits	448,120			382,835
Other non-interest bearing liabilities	75,781			38,256
Total liabilities	5,083,847			4,932,807
Equity	1,417,333			1,397,278
Total liabilities and equity	$6,501,180			$6,330,085
Net interest-earning assets	$1,241,640			$1,148,809
Net interest income		$44,498			$41,060
Interest rate spread			2.62%			2.60%
Net interest margin (net interest income
as a percentage of total interest
earning assets)			3.07%			2.90%
Ratio of total interest-earning assets
to total interest-bearing liabilities			127.23%			125.46%

NewAlliance Bancshares, Inc.
Average Balance Sheets and Yield / Rate Analysis (Unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2005			June 30, 2004
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets:
Loans
Residential real estate	$1,571,436	$40,710	5.18%	$1,172,407	$29,750	5.08%
Commercial real estate	730,875	21,721	5.94	531,510	15,607	5.87
Commercial business	318,710	9,524	5.98	212,658	5,591	5.26
Consumer	518,637	13,543	5.22	378,678	8,380	4.43
Total Loans	3,139,658	85,498	5.45	2,295,253	59,328	5.17
Short-term investments	58,213	738	2.54	88,108	393	0.89
Investment securities	2,511,459	47,001	3.74	1,858,811	25,352	2.73
Total interest earning assets	5,709,330	$133,237	4.67%	4,242,172	$85,073	4.01%
Non-interest earning assets	708,086			351,331
Total assets	$6,417,416			$4,593,503

Interest-bearing liabilities:
Deposits:
Money market	$765,550	$6,483	1.69%	$623,115	$4,625	1.48%
NOW	334,609	303	0.18	533,020	643	0.24
Savings	905,935	2,154	0.48	764,064	1,905	0.50
Time	1,248,985	14,999	2.40	795,627	6,710	1.69
Total interest-bearing deposits	3,255,079	23,939	1.47	2,715,826	13,883	1.02
Repurchase agreements	192,058	1,759	1.83	111,283	480	0.86
FHLB advances and other borrowings	1,036,677	18,838	3.63	591,786	10,609	3.59
Total interest bearing liabilities	4,483,814	44,536	1.99%	3,418,895	24,972	1.46%
Non-interest-bearing demand deposits	440,337			279,260
Other non-interest bearing liabilities	75,741			35,154
Total liabilities	4,999,892			3,733,309
Equity	1,417,524			860,194
Total liabilities and equity	$6,417,416			$4,593,503
Net interest-earning assets	$1,225,516			$823,277
Net interest income		$88,701			$60,101
Interest rate spread			2.68%			2.55%
Net interest margin (net interest income
as a percentage of total interest
earning assets)			3.11%			2.83%
Ratio of total interest-earning assets
to total interest-bearing liabilities			127.33%			124.08%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)
(Dollars in thousands)
	June 30, 2005	March 31, 2005

Nonperforming assets:
Residential real estate	$1,095	$1,313
Commercial real estate	4,134	4,560
Commercial business	3,782	4,184
Consumer	381	341
Total nonperforming loans	9,392	10,398

Other nonperforming assets, net	-	-

Total nonperforming assets	$9,392	$10,398

Allowance for loan losses	$36,181	$36,679

	For the three months ended June 30, 2005	For the three months ended March 31, 2005
Net loan charge-offs (recoveries):
Residential real estate	$(168)	$11
Commercial real estate	(7)	(6)
Total real estate	(175)	5
Commercial business	646	(567)
Consumer	27	46
Total net charge-offs (recoveries)	$498	$(516)

	For the three months ended June 30, 2005	For the three months ended March 31, 2005
Ratios:
Allowance for loan losses to total loans	1.13%	1.17%
Allowance for loan losses to nonperforming loans	385.23%	352.75%
Nonperforming loans to total loans	0.29%	0.33%
Nonperforming assets to total assets	0.14%	0.16%
Net charge-offs (recoveries) to average loans (1)	0.06%	(0.07)%

(1) Annualized.

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended	Six Months Ended
	June 30, 2005	June 30, 2005

Net income, GAAP	$14,510	$28,205
Add back merger and conversion costs,
net of tax	267	579
Proforma net income	$14,777	$28,784

Basic and diluted income per share, GAAP	$0.14	$0.26
Effects of merger and conversion costs,
net of tax	0.00	0.01
Proforma basic and diluted income per share	$0.14	$0.27

Return on average assets, GAAP	0.89%	0.88%
Effects of merger and conversion costs,
net of tax	0.02	0.02
Proforma return on average assets	0.91%	0.90%

Return on average equity, GAAP	4.10%	3.98%
Effects of merger and conversion costs,
net of tax	0.08	0.08
Proforma return on average equity	4.17%	4.06%

Efficiency ratio	61.08%	61.38%
Effects of merger and conversion costs	(0.74)	(0.81)
Proforma efficiency ratio	60.34%	60.57%